Exhibit 5.1


                               December 19, 1997

Stanley Furniture Company, Inc.
1654 Fairystone Park Highway
Stanleytown, Virginia 24168

                         Re:  Registration Statement on Form S-3
                              413,201 Shares of Common Stock

Ladies and Gentlemen:

        In connection with the registration of 413,201 shares of common stock, par value $.02 per share (the "Common Stock"), of Stanley Furniture Company, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), on Form S-3 to be filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), and the offering of such Common Stock as described in the Registration Statement, you have requested our opinion with respect to the matters set forth below.

        In connection with this opinion, we have relied, among other things, upon our examination of such records of the Company and certificates of officers of the Company and of public officials as we have deemed appropriate.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

        1. The Company is duly organized and validly existing under the laws of the State of Delaware; and

        2. The shares of Common Stock registered pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference to us under the heading relating to the validity of the shares of Common Stock in the Registration Statement (including the Prospectus relating to such shares). We do not admit

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by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

                                    Very truly yours,


                                    /s/ MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.





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